UNITED STATES
SECURITIES AND EXCHANGE COMMISSSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ◻

Check the appropriate box:
◻ Preliminary Proxy Statement
◻ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
◻ Definitive Proxy Statement
☒ Definitive Additional Materials
◻ Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

WATERSTONE FINANCIAL, INC.
______________________________________
(Name of Registrant as Specified In Its Charter)
______________________________________
(Name of Person(s) Filing Proxy Statement
Payment of Filing Fee (Check the appropriate box):
☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4) Proposed maximum aggregate value of transaction:
5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 240.0-11 and identify the filing for which the offsetting fee was paid previously.
Identify the previous filing by registration statement number, or Form or Schedule and the date of its filing.
1) Amount Previously Paid:
2) Form, Schedule or Registration Statement No.:
3) Filing Party:
4) Date Filed:

April 27, 2020
NOTICE OF CHANGE TO A VIRTUAL-ONLY ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 19, 2020
Dear Shareholders,
In the interest of the health and safety of our shareholders, employees, and communities, and in light of further developments regarding the coronavirus or COVID-19 and recent guidance from the Centers for Disease Control and Prevention, the World Health Organization, and federal, state and local public health authorities, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Shareholders (the “2020 Annual Meeting”) of Waterstone Financial, Inc. (the “Company”) now will be held by remote communication in a virtual-only format. Shareholders will not be able to attend the 2020 Annual Meeting in person. The previously announced date and time of the meeting (May 19, 2020 at 9:00 a.m., Central Time) has not changed. The items of business are the same as set forth in the Notice of Annual Meeting and Proxy Statement for the 2020 Annual Meeting of Shareholders previously mailed or made available to shareholders.
Shareholders of record of our common stock at the close of business on March 25, 2020, the record date, can attend, vote, and ask questions at the 2020 Annual Meeting. Additional relevant information with respect to: instructions to access the meeting webcast, how-to-vote links, phone numbers and contact information will be provided at a later date.

DOUGLAS S. GORDON
Chief Executive Officer

News Release Dated April 27, 2020

Waterstone Financial, Inc. Announces Change to a Virtual-Only Format for 2020 Annual Meeting of Shareholders.
WAUWATOSA, WI – 04/27/2020 – Waterstone Financial, Inc. (NASDAQ: WSBF), announced today a change in the location of its 2020 Annual Meeting of Shareholders (the “2020 Annual Meeting”). In the interest of the health and safety of our shareholders, employees, and communities, and in light of further developments regarding the coronavirus or COVID-19 and recent guidance from the Centers for Disease Control and Prevention, the World Health Organization, and federal, state and local public health authorities, the 2020 Annual Meeting now will be held by remote communication in a virtual-only format. Shareholders will not be able to attend the 2020 Annual Meeting in person.
The previously announced date and time of the 2020 Annual Meeting has not changed. Shareholders of record of our common stock at the close of business on March 25, 2020, the record date, can participate in the 2020 Annual Meeting via the virtual meeting website below.  For more information regarding the annual meeting, including our proxy statement and annual report, please visit www.cstproxy.com/wsbonline/2020.
Additional relevant information with respect to: instructions to access the meeting webcast, how-to-vote links, phone numbers and contact information will be provided at a later date.

Date: Tuesday, May 19, 2020
Time: 9:00 a.m., Central Time
Access to Virtual Location: www.cstproxy.com/wsbonline/2020

About Waterstone Financial, Inc.

Waterstone Financial, Inc. is the savings and loan holding company for WaterStone Bank. WaterStone Bank was established in 1921 and offers a full suite of personal and business banking products. The Bank has branches in Wauwatosa/State St, Brookfield, Fox Point/North Shore, Franklin/Hales Corners, Germantown/Menomonee Falls, Greenfield/Loomis Rd, Oak Creek/27th St, Oak Creek/Howell Ave, Oconomowoc/Lake Country, Pewaukee, Waukesha/Brookfield, West Allis/Greenfield Ave, and West Allis/National Ave, Wisconsin along with a commercial lending office in Minneapolis, Minnesota. WaterStone Bank is the parent company to Waterstone Mortgage, which has the ability to lend in 48 states. For more information about WaterStone Bank, go to http://www.wsbonline.com.